NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO THIS NOTE.

DEERFIELD RESOURCES, LTD.
9% CONVERTIBLE PROMISSORY NOTE

Issuance Date: _______ __, 2009	Principal Amount: U.S. $__________

FOR VALUE RECEIVED, Deerfield Resources, Ltd., a Nevada corporation (the "Company"), hereby promises to pay to _____________________________ or registered assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest at the rate of 9.00% per annum  ("Interest") from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable on the Maturity Date.

1.    PAYMENTS OF PRINCIPAL; MATURITY.  Payment of principal and interest due on this Note is payable no later than __________ __, 2011 (the “Maturity Date”); provided, however, that each of the parties hereto may mutually agree to extend the term of this Note beyond the Maturity Date.

2.    PREPAYMENT.  The Company and the Holder understand and agree that the principal amount of the Note and any interest accrued thereon be prepaid by the Company at any time without penalty.

3.    CONVERSION OF NOTE.  This Note shall be convertible into shares of the Company’s common stock (the "Shares"), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(c)(i) hereof and pursuant to terms to be mutually agreed upon by the Company and the Holder in writing at a later date, the Holder shall be entitled to convert any portion of the outstanding and unpaid principal and interest balance due on the Note in accordance with Section 3 of this Note into Shares at a conversion price to be mutually determined by the Company and the Holder (the “Conversion Price”).   The Company shall not issue any fractions of a Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Share, the Company shall round such fraction of a Share up to the nearest whole Share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Shares upon conversion of any conversion amount.

(b)           Mechanics of Conversion.

(i)          Notice of Conversion. To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Note, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  Except as otherwise provided herein, the Company shall not have the right to object to the conversion or the calculation of the applicable conversion price, absent manifest error.  Any conversion of any portion of the Note to Shares shall be deemed to be a pre-payment of principal, without any penalty, and shall be credited against any future payments of principal in the order that such payments become due and payable

(ii)          Disputes.  In the event of a dispute as to the number of Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Shares not in dispute and resolve such dispute using good faith efforts with the Holder.

4.    EVENT OF DEFAULT.  Failure by the Company to make payment pursuant to Section 1 hereof shall constitute an event of default (“Event of Default”).  In an Event of Default, the Holder shall be entitled to all legal remedies available to it to pursue collections, and the Company shall bear all reasonable costs of collection, including but not limited to necessary attorneys’ fees.

5.    NO WAIVER.  No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusively of any rights or remedies provided by applicable law.  No course of dealing between the Company and the Holder shall operate as a waiver of any rights by the Holder.

6.    NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement.  Unless a specific notice is otherwise required under this Note, the Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)           Payments.  Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to the Holder, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at such address as previously provided to the Company in writing (which address shall be set forth in the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

7.    TRANSFER.  The Holder acknowledges and agrees that this Note may only be offered, sold, assigned or transferred by the Holder if consented to in writing by the Company.

8.    CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.
The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

9.    SEVERABILITY.  In the event that one or more of the provisions of this Note shall for any reasons be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.    GOVERNING LAW.  This Note and the rights and obligations of the Company and the Holder shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

DEERFIELD RESOURCES, LTD.

By:	/s/
Name:	James W. Morgon
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Shares of Common Stock of Deerfield Resources, Ltd., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Note unconverted:	$
Conversion Price per Unit:	$
Number of shares of Common Stock and Warrants to be issued including as payment of interest, if applicable:
Please issue the shares of Common Stock and Warrants in the following name and to the following address:
Issue to the following account of the Holder:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number: